SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act Of 1934
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☑ Definitive Proxy Statement
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☐ Soliciting Material Under Rule 14a-12)
Così, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
(Payment of Filing Fee (Check the appropriate box):
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COSÌ, INC.
1751 LAKE COOK ROAD, 6th FLOOR
DEERFIELD, ILLINOIS 60015

April 18, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Così, Inc. (“Così” or the “Company”), which will be held on May 15, 2006, commencing at 2:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015.

At the annual meeting, you will be asked to consider and vote upon the election of one director, and to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

Each of these proposals is more fully described in the notice of meeting and Proxy Statement that follows.

We hope that you will find it convenient to attend in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

A copy of the Company’s Annual Report to Stockholders, which includes a copy of the Company’s Form 10-K for the fiscal year ended January 2, 2006, is being provided to each of the Company’s stockholders with this Proxy Statement. Additional copies may be obtained by writing to Così, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015, Attention: Investor Relations.

On behalf of the officers, directors and employees of Così, I would like to express the Company’s appreciation for your continued support.

Sincerely,

William Forrest
Executive Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2006
PROXY STATEMENT
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
NOMINATION PROCESS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES DURING THE LAST FISCAL YEAR
STOCK OPTION EXERCISES IN FISCAL YEAR 2005 AND FISCAL 2005 YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT AND FINANCIAL STATEMENTS
SOLICITATION OF PROXIES
STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING
COSÌ, INC. BOARD OF DIRECTOR CANDIDATE GUIDELINES

COSÌ, INC.
1751 LAKE COOK ROAD, 6THFLOOR
DEERFIELD, ILLINOIS 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2006

To the Stockholders of Così, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Così, Inc., a Delaware corporation (“Così” or the “Company”), will be held on May 15, 2006, commencing at 2:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, for the following purposes:

1. To elect one director to serve for a three-year term expiring at the 2009 Annual Meeting of Stockholders.

2. To consider and ratify BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2007.

3. To consider and act upon such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on April 7, 2006, as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

William Koziel
Secretary

Dated: April 18, 2006
Deerfield, Illinois

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

COSÌ, INC.
1751 LAKE COOK ROAD, 6TH FLOOR
DEERFIELD, ILLINOIS 60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2006

This Proxy Statement is furnished by the Board of Directors of Così, Inc., a Delaware corporation (“Così” or the “Company”), in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Stockholders of Così (the “Annual Meeting”), which will be held on May 15, 2006, commencing at 2:00 p.m. local time, at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders of Così on or about April 18, 2006.

In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of the proposal or against, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

If no direction is given on a proxy with respect to a proposal, the proxy will be voted FOR the slate of directors described herein and FOR the ratification of BDO Seidman, LLP. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

A stockholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary of Così, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

VOTING SECURITIES

The Board of Directors has fixed the close of business on April 7, 2006, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Company’s common stock as of April 7, 2006 will be entitled to one vote for each share held. On April 7, 2006, there were 39,313,247 shares of common stock outstanding and entitled to vote.

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm.

An abstention with respect to any proposal other than the election of directors will be counted as present for purposes of determining the presence of a quorum but will have the practical effect of a negative vote as to that proposal. Brokers who do not receive stockholder voting instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner’s failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining a quorum but will not be deemed to be present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of April 7, 2006, the following are the only entities (other than the Company’s employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding shares of common stock.

	Shares of		Percent of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned		Owned(1)

Thomas L. Press	1,969,438	(2)	5.01%
Donald M. Longlet
Next Century Growth Investors, LLC
5500 Wayzata Blvd., Suite 1275
Minneapolis, MN 55416
Veredus Asset Management, LLC	2,587,875	(3)	6.58%
6060 Dutchmans Lane, Suite 320
Louisville, KY 40205
Richard W. Shea, Jr.	3,749,090	(4)	9.54%
c/o Vardon Capital
Management, LLC
120 West 45th Street, 17th Floor
Floor New York, New York 10036
ZAM Holdings, L.P.	5,057,240		12.71%
c/o PBK Holdings, Inc.
283 Greenwich Avenue
Greenwich, Connecticut 06830

(1)	Ownership percentages are based on 39,313,247 shares of common stock outstanding as of April 7, 2006. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 7, 2006.

(2)	A Schedule 13G was filed with the SEC on February 14, 2006, on behalf of Next Century Growth Investors, LLC (“Next Century”), as a registered investment advisor, Thomas L. Press (“Press”), and Donald M. Longlet (“Longlet”). Press serves as Director, Chairman and Chief Executive Officer of Next Century, and Longlet serves as Director and President of Next Century. Press owns in excess of 25% of Next Century and is a controlling person of Next Century. According to the Schedule 13G, Next Century, Press, and Longlet collectively have shared voting and dispositive power over 1,969,438 shares of common stock.

(3)	A Schedule 13G was filed with the SEC on January 26, 2006, on behalf of Veredus Asset Management, LLC, a Kentucky limited liability company (“VAM”). According to the Schedule 13G, VAM beneficially owns 2,587,875 shares of common stock, with sole voting and dispositive power over 2,324,050 shares. VAM has shared voting power over 263,825 shares, over which shares certain clients of VAM have retained voting power.

(4)	A Schedule 13G/A was filed with the SEC on February 14, 2006, on behalf of Vardon Capital, LLC, a Delaware limited liability company (“VC”), Vardon Capital Management, LLC, a Delaware limited liability company (“VCM”), and Richard W. Shea, Jr., the sole principal of VC and VCM (“Shea”). According to the Schedule 13G/A, VC, VCM, and Shea collectively beneficially own 3,749,090 shares of common stock, with shared voting and shared dispositive power over 3,749,090 shares.

(5)	ZAM Holdings, L.P., a Delaware limited partnership (“ZAM”), filed a Schedule 13G with the SEC on February 13, 2006, on behalf of ZAM, PBK Holdings, Inc., a Delaware corporation (“PBK”), and Philip B.

Korsant (“Korsant”). According to the Schedule 13G, ZAM, PBK, and Korsant beneficially own, collectively, 5,057,240 shares of common stock, with shared voting and shared dispositive power over 5,057,240 shares, which includes (i) 439,710 shares of additional common stock issuable upon exercise of outstanding warrants at an exercise price of $6.00, (ii) 19,227 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $0.01 per share, and (iii) 19,263 shares of additional common stock issuable as a result of antidilution adjustments under the terms of certain warrants.

The determination that there were no other persons, entities, or groups known to the Company to beneficially own more than 5% of the Company’s common stock was based on a review of the Company’s internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Security Ownership of Management

The following table sets forth certain information regarding ownership of common stock as of April 7, 2006, by (i) each of the members of the Company’s Board of Directors, (ii) each of the Company’s executive officers named in the “Summary Compensation Table” under “Executive Compensation” below, and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

	Shares of		Percent of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name (1)	Owned		Owned(2)

Kevin Armstrong	1,144,318	(3)	2.86%
William D. Forrest	1,725,938	(4)	4.35%
William Koziel	105,990	(5)	*
Gilbert Melott	176,314	(6)	*
Paul Seidman	142,598	(7)	*
Creed L. Ford, III	278,478	(8)	*
Eli Cohen	—		—
Mark Demilio	9,570	(8)	*
Robert Merritt	200,000	(9)	*
Michael O’Donnell	—	(10)	—
All directors and executive officers as a group (13 persons)(11)	3,971,811		9.81%

*	Represents less than 1%.

(1)	Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Così, Inc., 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

(2)	Ownership percentages are based on 39,313,247 shares of common stock outstanding as of April 7, 2006, and shares represented by options and warrants that are exercisable on or before June 7, 2006. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 7, 2006.

(3)	Represents 684,318 options at a weighted average exercise price of $1.96. Includes 160,000 shares of restricted stock awarded to Mr. Armstrong on March 30, 2006, under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Armstrong continues to be employed on each such date, an additional 20% of the shares will fully vest on each of March 30, 2007, March 30, 2008, March 30, 2009, and March 30, 2010. Also includes 300,000 shares of restricted stock granted to Mr. Armstrong pursuant to his employment agreement dated May 9, 2005. 20% of such restricted shares became fully vested upon issuance; and, provided that

Mr. Armstrong continues to be employed on each such date, an additional 20% of the shares will fully vest on each of May 9, 2006, May 9, 2007, May 9, 2008, and May 9, 2009.

(4)	Represents 330,985 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $3.14. Includes 40,000 shares of restricted stock awarded to Mr. Forrest on March 30, 2006, under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Forrest continues to be employed on each such date, an additional 20% of the shares will fully vest on each of March 30, 2007, March 30, 2008, March 30, 2009, and March 30, 2010. Also includes 200,000 shares of restricted stock granted to Mr. Forrest pursuant to his new employment agreement dated December 12, 2005. 20% of the shares became fully vested upon issuance; and, provided that Mr. Forrest continues to be employed on each such date, an additional 20% of the shares will fully vest on each of December 12, 2006, December 12, 2007, December 12, 2008, and December 12, 2009. An additional 523,546 shares of restricted stock were granted to Mr. Forrest in accordance with his former employment agreement dated June 26, 2003, as amended February 9, 2004, in connection with the Company’s rights offering, which are held by Forrest Family LLC. 631,407 shares are restricted stock issued to Mr. Forrest pursuant to his employment agreement dated June 26, 2003; all such shares of restricted stock have vested.

(5)	Represents 30,990 shares of common stock issuable upon exercise of outstanding options at an exercise price of $4.83 per share. Includes 37,500 shares of restricted stock awarded to Mr. Koziel on March 30, 2006, under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Koziel continues to be employed on each such date, an additional 20% of the shares will fully vest on each of March 30, 2007, March 30, 2008, March 30, 2009, and March 30, 2010. Also includes 37,500 shares of restricted stock awarded to Mr. Koziel on May 31, 2005, under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Koziel continues to be employed on each such date, an additional 20% of the shares will fully vest on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009.

(6)	Represents 82,564 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.78 per share. Includes 18,750 shares of restricted stock awarded to Gilbert Melott on March 30, 2006, under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Melott continues to be employed on each such date, an additional 20% of the shares will fully vest on each of March 30, 2007, March 30, 2008, March 30, 2009, and March 30, 2010. On May 31, 2005, Mr. Melott was awarded 75,000 shares of restricted stock under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Melott continues to be employed on each such date, an additional 20% of the shares will fully vest on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009.

(7)	Represents 26,848 shares of common stock issuable upon exercise of a weighted average exercise price of $4.83 per share, and 22,000 shares issued upon exercise of options which continue to be held by Mr. Seidman, of which 2,000 had an exercise price of $2.02 per share and 20,000 had an exercise price of $2.09 per share. Includes 18,750 shares of restricted stock awarded to Paul Seidman on March 30, 2006, under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Seidman continues to be employed on each such date, an additional 20% of the shares will fully vest on each of March 30, 2007, March 30, 2008, March 30, 2009, and March 30, 2010. On May 31, 2005, Mr. Seidman was awarded 75,000 shares of restricted stock under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. 20% of such restricted shares became fully vested upon issuance; and, provided that Mr. Seidman continues to be employed on each such date, an additional 20% of the shares will fully vest on each of May 31, 2006, May 31, 2007, May 31, 2008, and May 31, 2009.

(8)	Includes 5,122 shares of common stock issued to each of Messrs. Ford and Demilio as non-employee directors as part of the compensation paid to non-employee directors during 2005 pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Option Plan. Also includes 4,448 shares of common stock issued to each of Messrs. Ford and Demilio as non-employee directors as part of the compensation paid to non-employee directors during 2004 pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Option Plan.

(9)	Robert Merritt was appointed to the Company’s Board of Directors in October 2005.

(10)	Michael O’Donnell was appointed to the Company’s Board of Directors in March 2006.

(11)	These 13 persons include all current members of the Company’s Board of Directors and the executive officers detailed under “Information About the Nominee, the Continuing Directors and Executive Officers” below.

CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of our Board of Directors (the “Board”) pursuant to the Delaware General Corporation Law and our Bylaws. Our Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. It is not, however, involved in the operating details on a day-to-day basis. Our Board is kept advised of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them, and by participating in Board and Board Committee meetings.

Our Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings.

The Board of Directors is divided into three classes serving staggered three-year terms.

The Board held four regularly scheduled board meetings in 2005. All directors attended 75% or more of the board meetings during the time period in which they were directors. Each director attended 75% or more of the regularly scheduled board committee meetings on which such director served during 2005. In addition, the Board encourages all of its directors to attend the Company’s Annual Meetings. Seven directors attended the 2005 Annual Meeting.

Independence

The Board has affirmatively determined that five of its seven directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are “independent” as defined by the listing standards of The Nasdaq Stock Market (“Nasdaq”) and all applicable rules and regulations of the SEC. The five independent directors are Eli Cohen, Mark Demilio, Creed L. Ford, III, Robert Merritt, and Michael O’Donnell.

Executive Sessions

The independent directors meet without any management directors or employees present at least twice each year in executive sessions. Robert Merritt serves as the presiding director to chair and facilitate all executive sessions.

Corporate Governance Principles

The Board adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time, and for recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company’s website at www.getcosi.com.

Board Committees

The Board has three committees: Audit, Compensation and Nominating/Corporate Governance. The membership of each committee as of April 2006 and the function of each committee are described below.

	Audit		Compensation		Nominating/Corporate
Director	Committee(1)		Committee(2)		Governance Committee (3)

William D. Forrest
Kevin Armstrong
Eli Cohen			X	*	X
Mark Demilio	X	**			X
Creed L. Ford, III	X
Robert Merritt	X		X		X	*
Michael O’Donnell			X

*	Chair

**	Chair and “Audit Committee Financial Expert”

(1)	During fiscal 2005, the Audit Committee was comprised of Mark Demilio (Chair), Creed L. Ford, III, and Garry Stock. Mr. Stock resigned from the Board and the Audit Committee in October 2005. Mr. Merritt was appointed to the Board and the Audit Committee in October 2005.

(2)	During fiscal 2005, the Compensation Committee was comprised of Edna Morris (Chair), Eli Cohen, and Terry Diamond. Mr. Cohen was named Chair of the Compensation Committee in fiscal 2006. Ms. Morris and Mr. Diamond resigned from the Board and the Compensation Committee in March 2006. Messrs. Merritt and O’Donnell were appointed to the Compensation Committee in March 2006.

(3)	During fiscal 2005, the Nominating/Corporate Governance Committee was comprised of Eli Cohen (Chair), Terry Diamond, and Edna Morris. Ms. Morris and Mr. Diamond resigned from the Board and the Nominating/Corporate Governance Committee in March 2006. In March 2006, Messrs. Merritt and Demilio were appointed to the Nominating/Corporate Governance Committee. Mr. Merritt was named Chair.

Audit Committee.  The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company’s internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all auditing, non-audit, and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Company’s Amended and Restated Audit Committee Charter, which describes all of the committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The Audit Committee has procedures in place to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. Demilio, Ford, and Merritt. The Board has determined that each member meets the independence requirements set forth by Nasdaq and Rule 10A-3(b)(1) of the Exchange Act and is able to read and understand fundamental financial statements. In addition, Mr. Demilio qualifies as an “audit committee financial expert” within the meaning of the SEC regulations and has therefore been named Chairman of the Audit Committee.

The Audit Committee met seven times in 2005. The Audit Committee Report appears on page 12.

Compensation Committee.  The principal functions of the Compensation Committee include, without limitation, (i) annually evaluating the performance of the Executive Chairman and the Chief Executive Officer, (ii) reviewing and approving the compensation of the Executive Chairman and the Chief Executive Officer, (iii) reviewing and approving the compensation of all other senior executives, and (iv) implementing incentive programs, including the Company’s stock incentive plans. The Company’s Compensation Committee Charter, which describes all of the committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The current members of the Compensation Committee are Messrs. Merritt and O’Donnell, and Mr. Cohen is the Chair. The Board has determined that each member meets the independence requirements set forth by Nasdaq and Section 162(m) of the Internal Revenue Code. The Compensation Committee met 16 times in fiscal 2005. The Report of the Compensation Committee on Executive Compensation appears on page 18.

Nominating/Corporate Governance Committee.  The principal functions of the Nominating/Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders, and (iv) monitoring and recommending the functions of the Board committees. The Company’s Nominating/Corporate Governance Committee Charter, which describes all of the committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.

The current members of the Nominating/Corporate Governance Committee are Messrs. Cohen and Demilio, and Mr. Merritt is the Chair. The Nominating/Corporate Governance Committee formally met one time in fiscal 2005 and conducted a number of teleconferences.

Compensation of Directors

The Board approved a new compensation program for non-employee directors, which went into effect in April 2004, in order to attract and retain qualified director candidates. For their services, non-employee directors receive:

Annual Board Retainer	$10,000
Audit Committee Chair Retainer (in addition to Annual Board Retainer)	$10,000
Board Meeting Attendance Fees (per meeting)	$ 2,000
Telephonic Conference Fees (per telephonic meeting)	$ 1,000
Annual Stock Grant	Value equal to $25,000

Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors. Directors who serve either as the Company’s officers or employees or as officers or employees of any of its subsidiaries do not receive any additional compensation for their services as directors.

Stockholder Communications

Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, including the Presiding Director, or to the whole Board, care of the Secretary. The Company’s Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

Code of Conduct and Ethics

All directors, officers, and employees must act ethically at all times and in accordance with the Company’s Code of Conduct and Ethics. This code satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at www.getcosi.com.

NOMINATION PROCESS

Role of the Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee (the “Committee”) identifies individuals that the Committee believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit A. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of the Company’s stockholders, and are evaluated for their character, judgment, and business experience and acumen. Pursuant to the Board of Director Candidate Guidelines, the Committee will consider and evaluate director candidates based upon certain minimum qualifications as set forth in Exhibit A hereto.

After identifying the qualified individuals and conducting interviews, as appropriate, the Committee will recommend the selected individuals to the Board. In the event there is a vacancy on the Board between such stockholders’ meetings, the Committee will recommend one or more of the qualified individuals for appointment to the Board.

The Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating Committee

The Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address, and principal occupation or employment during the past five years. Stockholders should send the required information to: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015.

In order for a recommendation to be considered by the Committee for the 2007 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than 5 p.m. local time on December 19, 2006. Such recommendations must be sent via registered, certified, or express mail, or by any other means that allows the stockholder to determine when the recommendation was received by the Company. The Secretary will send properly submitted stockholder recommendations to the Committee for consideration at a future Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Committee.

Stockholder Nominations

In addition, the Company’s Amended and Restated By-laws (the “By-laws) permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s By-laws, which were filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the period ended December 30, 2002, and can also be obtained, without charge, upon written request to the Company’s Secretary, whose address is: Così, Inc., c/o Secretary, 1751 Lake Cook Road, 6th Floor, Deerfield, Illinois 60015. The By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than December 16, 2006, nor later than January 15, 2007.

I.	ELECTION OF DIRECTORS

The Company’s By-laws provide that the Company’s Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company, with the members to be divided into three classes. The number of directors of the Company is presently fixed at eight. Directors in each class are elected for three-year terms in staggered years.

Following this Annual Meeting of Stockholders, there will be only seven directors. Two of our directors recently resigned, and we have successfully filled one of the resulting vacancies with a new highly qualified director, Michael O’Donnell. Our Nominating/Corporate Governance Committee is currently reviewing other candidates to fill the remaining vacancy. The Board therefore recommends that stockholders elect one director to the class whose term expires in 2009.

When the Board appointed Mr. O’Donnell to the Board in March 2006, he was assigned to the class of directors whose term expires in 2006. The Board nominates him for a term of three years, expiring at the 2009 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Mr. O’Donnell has consented to being named as a nominee and to serving as a director if elected. Should the nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.

The Board of Directors recommends a vote “FOR” the election of the nominee named above.

Information about the Nominee, the Continuing Directors and Executive Officers

The table below sets forth the names and ages of the directors, including the nominee, and the current executive officers of the Company, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Così

DIRECTOR WHOSE TERM EXPIRES IN 2006:
Michael O’Donnell	54	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2007:
Kevin Armstrong	48	President, Chief Executive Officer, and Director
Mark Demilio	50	Director
Creed L. Ford, III	53	Director
CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2008:
Eli Cohen	33	Director
William D. Forrest	45	Executive Chairman, and Director
Robert Merritt	54	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
William Koziel	48	Chief Financial Officer, Treasurer, and Secretary
Gilbert Melott	42	Executive Vice President of Operations and People
Patrick Donnellan	34	Vice President of Business Development
Paul Seidman	49	Vice President of Food and Beverage
Maggie Martensen	36	Controller
Vicki J. Baue	47	General Counsel, Chief Legal Officer and Chief Compliance Officer

William D. Forrest, Executive Chairman and Director.  Mr. Forrest joined the Company’s Board of Directors and was elected Chairman of the Board on March 31, 2003. On June 26, 2003, he was appointed Executive Chairman, an officer’s position with day to day general management responsibility for the affairs of the Company. On February 9, 2004, Mr. Forrest became a full-time member of the Company’s executive team to continue focusing on leveraging the Company’s growth and business development potential. From March 2001 to February 2004, Mr. Forrest headed the Restructuring Group at Gleacher & Co. Mr. Forrest served as a corporate restructuring professional from 1988 to March 2001 and, in 1997, he attained the designation Certified Turnaround Professional (“CTP”). The CTP designation establishes stringent criteria for practical experience, knowledge, and ethical integrity for the Corporate Renewal Industry. Prior to joining Gleacher & Co., Mr. Forrest was a Managing Director of Catterton-Forrest LLC (a division of Catterton Partners) from October 1999 to February 2001, where he was responsible for the acquisition and management of portfolio companies, focused exclusively on the troubled business space. From December 1997 to August 1999, Mr. Forrest was crisis manager/interim Chief Executive Officer for Fine Host Corporation, a $330 million publicly-traded food service company, where he completed the successful turnaround by negotiating a comprehensive balance sheet restructuring utilizing a pre-negotiated Chapter 11 bankruptcy proceeding and by implementing a strategic integration plan of acquired companies for this 23-subsidiary operating company. Mr. Forrest received a Bachelor of Arts degree from Cornell University. His work has been published in the American Bankruptcy Journal, and he has been a featured speaker for organizations, including the Turnaround Management Association.

Kevin Armstrong, President, Chief Executive Officer and Director.  Mr. Armstrong was appointed President and Chief Executive Officer of the Company and elected to the Board of Directors on July 7, 2003. Mr. Armstrong has over 20 years of experience in the restaurant industry. From November 2000 to July 2002, Mr. Armstrong was President and Chief Operating Officer of Long John Silvers Restaurants, Inc., where he developed successful brand strategies that reversed two years of sales decline and resulted in three years of same store sales growth and profitability. Mr. Armstrong was pivotal in bringing the company out of bankruptcy, ultimately leading to its sale to YUM Brands. From August 1999 to November 2000, he was Senior Vice President and Chief Marketing Officer of Long John Silvers Restaurants, Inc. Prior to his tenure at Long John Silver’s, from September 1996 to August 1999, Mr. Armstrong served as Chief Marketing Officer for Subway Franchisee Advertising Trust, an independent arm of the $3.2 billion Subway brand. There he reengineered marketing processes and reversed an 18-month negative sales and profit performance period, increasing store profitability. Mr. Armstrong also served as a consultant to PepsiCo’s restaurant services division from May 1991 to September 1996, developing brand-positioning strategies for over forty diverse companies. From June 1989 to February 1991, Mr. Armstrong was responsible for both domestic and international marketing strategies at Burger King.

William Koziel, Chief Financial Officer.  William Koziel was appointed Chief Financial Officer and Treasurer and Secretary of the Company in August 2005 and was Controller from August 2004 until August 2005. He has over 10 years of executive finance and accounting experience in the retail industry, more than nine of which have been with publicly-traded companies. From January 2002 to July 2004, Mr. Koziel served as Vice President Controller of Galyan’s Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer. Prior to joining Galyan’s, Mr. Koziel served as Vice President Controller of Homelife Corporation, a $600 million furniture retailer, from July 1999 to January 2002. From 1998 to June 1999, he served as Vice President Finance for Futorian Furnishings, a $200 million furniture manufacturer. From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer. He received a Masters of Business Administration from De Paul University in 1992 and a Bachelor of Science in Accounting from De Paul University in 1980. Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.

Gilbert Melott, Executive Vice President of Operations and People.  Mr. Melott was appointed as the Company’s Vice President of Operations and People in February 2004 and was Vice President of People from December 2001 to February 2004. From December 1995 to November 2001, Mr. Melott was Executive Director of Training and Vice President of People, Process and Education at Bennigan’s. Prior to joining Bennigan’s, Mr. Melott was a Division Director of Human Resources at Sheraton Holding Corporation in Boston, Massachusetts, and spent four years as Divisional Training and Development Manager at TGI Friday’s. Mr. Melott is a nationally recognized expert in generational workplace studies and recipient of Industry of Choice awards for achievement in training and education. Mr. Melott received a Bachelor of Science degree in Marketing and Organizational Communication from Fordham University in 1985.

Patrick Donnellan, Vice President of Business Development.  Mr. Donnellan was appointed Vice President of Business Development in November 2004 and was Vice President of Development Strategy from July 2004 to November 2004. Prior to joining the Company, Mr. Donnellan was a principal with the New York office of Booz Allen Hamilton, Inc., where he worked from 1998 to 2004. While with Booz Allen Hamilton, Mr. Donnellan assisted a number of Fortune 500 clients in developing and implementing business strategies, including a fundamental transformation of a consumer products company, a corporate strategy and market strategy for a major aerospace manufacturer, innovation effectiveness and efficiency for consumer goods’ companies, and a sales force restructuring for an electronics manufacturer. He received a MSIA (MBA) from Carnegie Mellon University in 1998 and Bachelor of Science degree in Economics from Bates College in 1994.

Paul Seidman, Vice President of Food and Beverage.  Mr. Seidman was appointed the Company’s Vice President of Food and Beverage on September 16, 2003. Mr. Seidman has over twenty years of experience in the food service industry. From April 2001 to August 2003, he served as the Senior Vice President of Marketing and Product Development for Bertucci’s Corporation, where he was responsible for the menu engineering efforts that broadened menu appeal and aided in reducing Bertucci’s food cost and garnered awards for best children’s menu and best wine list. Prior to joining Bertucci’s, Mr. Seidman served as the Senior Vice President of Food & Beverage and Procurement at Brinker International’s largest franchisee, The New England Restaurant Company, from 1996 to April 2001. From 1982 to 1996, Mr. Seidman held similar positions at the Bayport Restaurant Group, La Madeleine, and the Club Corporation of America. Mr. Seidman is a graduate of the Culinary Institute of America and received a Bachelor of Science degree in Hotel and Restaurant Management from Florida International University. He is also a member of the Research Chefs Association.

Maggie Martensen, Controller.  Maggie Martensen was appointed Controller of the Company in September 2005, and was Assistant Controller from November 2004 to September 2005. Prior to joining the Company, Ms. Martensen was at Near North National Group, an insurance brokerage firm, where she served as the Director of Finance for a wholly-owned subsidiary from January 2000 to July 2002 and as Director of Financial Reporting for Near North National Group from July 2002 to November 2004. While at Near North, Ms. Martensen assisted with the sale and divestiture of various subsidiaries as well as the transfer of a significant segment of the Chicago brokerage business. Prior to joining Near North, Ms. Martensen was Controller for La Strada, Inc., a restaurant company operating several restaurant concepts in the Chicago, Illinois, area, including fine dining, casual dining, and banquet facilities. Ms. Martensen received a Bachelor of Science degree in Business Administration from Olivet Nazarene University in 1997 and received accreditation as a certified public accountant in 1999.

Vicki J. Baue, General Counsel.  Ms. Baue was appointed General Counsel on September 23, 2004, and also serves as the Company’s Chief Legal Officer and Chief Compliance Officer. From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois, office of DLA Piper Rudnick Gray Cary US LLP (f/k/a Piper Rudnick, LLP) where her practice focused on Mergers and Acquisitions and General Corporate. From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997. Ms. Baue received a Juris Doctor degree from the University of Indiana School of Law in 1997 and a Bachelor of Science Degree in Human Resources Management from the University of Alabama in 1980. She was admitted to the Indiana Bar in 1997 and the Illinois Bar in 1998.

Eli Cohen, Director.  Mr. Cohen has been a director of the Company since January 2004. Mr. Cohen has also been employed by ZBI Equities, LLC, an investment firm based in New York and an affiliate of ZAM Holdings, L.P., the Company’s largest stockholder, since April 2002. From May 2000 to April 2002, Mr. Cohen was with Accel Partners, a venture capital firm based in Palo Alto, California. Prior thereto, Mr. Cohen was employed at ZBI Equities, LLC from August 1998 to May 2000 and worked at Bain & Company, a management consultancy, from July 1994 to September 1995. Mr. Cohen also researched and co-authored The Leadership Engine, a book published by HarperCollins, and co-founded and consulted for Tichy Cohen Associates, a consulting firm focused on leadership development, from September 1995 to August 1998. Mr. Cohen graduated from The University of Michigan with a degree in Economics.

Mark Demilio, Director.  Mr. Demilio has been a director of the Company since April 2004. Since October 2001, Mr. Demilio has served as Executive Vice President and Chief Financial Officer of Magellan Health Services, Inc., a $1.5 billion publicly-traded managed behavioral healthcare company that manages the delivery of behavioral healthcare treatment services that are provided through its contracted network of third-party treatment providers. He served as Executive Vice President, General Counsel of that company from July 1999 to December 2000 and as Executive Vice President, Finance and Legal from December 2000 to October 2001. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly-traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to June 1998 and Chief Financial Officer from June 1998 to March 1999. Prior thereto,

Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for BlueCross BlueShield of Maryland (now, CareFirst) and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelor of Science degree in Accounting from Villanova University.

Creed L. Ford, III, Director.  Mr. Ford has been a director of the Company since March 1997. Mr. Ford has been Chairman and Co-Chief Executive Officer of Fired Up, Inc., the parent company of Johnny Carino’s Country Italian restaurants and Gumbo’s Louisiana Style I, since 1997, and the President of Ford Restaurant Group, a Chili’s Grill & Bar franchisee, since 1997. From 1976 through 1997, Mr. Ford served in various capacities, including Chief Operating Officer and Director, at Brinker International, Inc. As Chief Operating Officer and Director, Mr. Ford oversaw all operations at Brinker for all of its restaurant concepts. Mr. Ford serves on the boards of Rudy’s BBQ, Texas Restaurant Association Education Foundation, Texas A&M Center of Entrepreneurship, and Fired Up, Inc.

Robert S. Merritt, Director.  Mr. Merritt has been a director of the Company since October 2005. In 2005, Mr. Merritt retired from Outback Steakhouse, Inc., where he served as Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since February 1991, and served as Vice President and Chief Financial Officer from January 1990 to February 1991. From 1988 to 1989, he served as Executive Vice President of Administration and Chief Financial Officer of JB’s Restaurants, Inc., a restaurant operator. From 1985 to 1988, he was Vice President of Finance for JB’s Restaurants. From 1981 to 1985, Mr. Merritt was employed by Vie de France Corporation, a restaurant and specialty baking company, as Vice President of Finance and Accounting and Chief Financial Officer. He received his B.B.A. in Accounting from George Washington University.

Michael O’Donnell, Director.  Mr. O’Donnell has been a member of our board of Directors since March 2006. Since March 2005, he has served as Chairman of the Board, President and Chief Executive Officer of Champps Entertainment, Inc. From September 2003 until March 2005, he served as Chief Executive Officer and President of Sbarro, Inc. From 1998 through May 2002, he served in various executive capacities with Outback Steakhouse, Inc. From 1995 to 1998, O’Donnell was President, Chief Operating Officer, and a partner of Ale House Restaurants, Inc.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which is reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three independent directors.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics, and (iii) the Company’s auditing, accounting and financial reporting processes generally.

Management is responsible for the preparation and integrity of the Company’s financial statements and its systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has met and held discussions with management and BDO Seidman, LLP, the independent registered public accounting firm.

To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with Così management and BDO Seidman, LLP, Così’s consolidated financial statements for the fiscal year ended January 2, 2006.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

•	We discussed with BDO Seidman, LLP the matters that Statement of Auditing Standards No. 61 and 90, rules of the Securities and Exchange Commission, and other standards require them to discuss with us, including matters related to the conduct of the audit of Così’s consolidated financial statements.

•	We received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board No. 1 relating to their independence from Così, and we have discussed with BDO Seidman, LLP their independence from Così.

•	We considered whether BDO Seidman, LLP’s provision of non-audit services to Così is compatible with maintaining their independence from Così.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2006.

Respectfully submitted,
The Audit Committee

Mark Demilio
Creed L. Ford, III
Robert Merritt

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning compensation paid during 2005 by the Company to or on behalf of all individuals serving as the Company’s Chief Executive Officer during 2005 and to each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of January 2, 2006.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
				Restricted	Securities	All Other
	Annual Compensation			Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)(4)	Options/SARs (#)	($)

William D. Forrest	2005	350,000	200,000	1,590,000	—	—
Executive Chairman	2004	297,500	350,000	—	546,590	—
	2003	—	—	2,727,564	—	—
Kevin Armstrong	2005	350,000	200,000	1,557,000	—	—
President and	2004	299,997	195,000	—	196,590	—
Chief Executive Officer	2003	133,915	—	—	900,000	—
William Koziel	2005	202,077	100,000	201,375	—	—
Chief Financial Officer	2004	64,213	20,625	—	79,956	—
	2003	—		—	—	—
Gilbert Melott	2005	233,654	112,500	402,750	—	—
Executive Vice President of	2004	217,713	112,500	—	84,252	39,407	(3)
Operations and People	2003	190,991	—	—	50,000	—
Paul Seidman	2005	207,692	80,000	402,750	—	—
Vice President of Food and	2004	184,615	60,000	—	124,252	—
Beverage	2003	—	—	—	—	—

(1)	Represents amount earned in year shown but paid in the following fiscal year.

(2)	Represents grants of restricted stock awards under which Mr. Forrest was issued 200,000 and 1,679,953 shares of common stock in 2005 and 2003 respectively. It also represents shares of restricted common stock awards made during 2005 under which Mr. Armstrong was awarded 300,000 shares, Mr. Koziel was awarded 37,500 shares, Mr. Melott was awarded 75,000 shares, and Mr. Seidman was awarded 75,000 shares. The value of the restricted stock awards was determined by multiplying the total shares awarded by the closing price of the stock on the date of grant. During 2003, 1,679,953 shares of restricted common stock were issued with an aggregate value of $2,727,564. No restricted stock awards were made during 2004. During 2005, 687,500 shares of restricted common stock were awarded with a value of $4,153,875. The shares of restricted stock awarded to Mr. Forrest during 2003 vested 25% upon issuance, an additional 25% vested on April 1, 2004, and the remaining shares vested at 2.08% per month beginning in April 2004 and ending in March 2006. The shares of restricted common stock awarded in 2005 vested 20% upon issuance and an additional 20% vests annually for a period of four years on the anniversary date of the grant, subject to continued employment. At January 2, 2006, Mr. Forrest, Mr. Armstrong, Mr. Koziel, Mr. Melott, and Mr. Seidman held an aggregate of 2,367,453 shares with a value of $19,961,110, based on the closing price of the Company’s common stock on that date. The holders of shares of restricted stock awarded in 2005 under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan are entitled to receive any dividends that may be paid on the Company’s common stock; and, any additional shares of common stock that the holders may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation, or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the shares of restricted stock.

(3)	Represents moving expenses reimbursed to Mr. Melott in fiscal year 2004.

(4)	Represents restricted stock awards granted in fiscal 2005 for fiscal 2004 performance.

STOCK OPTION GRANTS AND EXERCISES DURING THE LAST FISCAL YEAR

There were no stock options granted to the executive officers named in the “Summary Compensation Table” during fiscal year 2005.

The following table sets forth certain summary information as of January  2, 2006, concerning exercised and unexercised options to purchase Così’s common stock held by the executive officers named in the “Summary Compensation Table”.

STOCK OPTION EXERCISES IN FISCAL YEAR
2005 AND FISCAL 2005 YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The Money
	Shares	Value	Options at		Options at
	Acquired on	Realized	January 2, 2006 (#)		January 2, 2006 ($)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William D. Forrest	—	—	294,526	252,064	1,516,439	1,018,838
Kevin Armstrong	—	—	714,318	382,272	4,533,305	1,974,472
William Koziel	—	—	30,990	48,966	107,521	160,101
Gilbert Melott	—	—	82,564	100,262	455,526	420,906
Paul Seidman	22,000	187,000	26,848	135,404	93,241	546,743

Equity Compensation Plan Information

The following table sets forth certain information as of January 2, 2006, with respect to the Company’s equity compensation plans under which shares of the Company’s common stock may be issued.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued	Weighted-Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants, and Rights	Warrants, and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders	4,197,075	$6.09	2,840,000
Equity compensation plans not approved by stockholders	None	None	None

Total	4,197,075	$6.09	2,840,000

Stock Option Plans

Così, Inc. 2005 Omnibus Long-Term Incentive Plan

A total of 3,700,000 shares of common stock have been reserved for issuance under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). As of April 7, 2006, a total of 1,375,000 restricted shares of the Company’s common stock have been issued under the Omnibus Plan. Of those shares that were issued, a total of 30,000 shares were forfeited due to termination of employment prior to the date the shares were fully vested and non-forfeitable. If any award under the Omnibus Plan is forfeited, settled in cash, expires, or is otherwise terminated without issuance of shares, such shares will again be available for awards under the plan. Any shares that are tendered by the participant or retained by the Company as full or partial payment to the Company for the purchase of an award or to satisfy tax withholding obligations in connection with an award will be available for awards under the Omnibus Plan. Upon payment of shares upon the exercise of a stock appreciation right, the number of shares available for issuance under the Omnibus Plan will be reduced by the number of actual shares issued in such payment. The Omnibus Plan provides for discretionary awards to the Company’s employees and directors of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, and any other stock award that may be payable in shares, cash, other securities, or any other form of property as may be determined by the Compensation Committee or such other committee comprised of independent directors of the Company.

All awards under the Omnibus Plan intended to constitute performance-based compensation shall comply with the requirements of Section 162(m) of the Internal Revenue Code and shall be made in accordance with Section 7 of the Omnibus Plan. The exercise price per share for a non-qualified stock option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value of a share of common stock on the grant date.

Subject to the express provisions of the Omnibus Plan, the Compensation Committee of the Board of Directors has full discretion to administer and interpret the plan, including to determine the eligible persons to whom, and the time or times at which, awards will be granted; the types of awards to be granted; and, the number of shares to be covered by or used for reference purposes for each award.

Amended and Restated Così, Inc. Stock Incentive Plan

As of April 7, 2006, options to purchase approximately 3,703,206 shares of common stock are outstanding under the Amended and Restated Così, Inc. Stock Incentive Plan (the “CSI Plan”). The Omnibus Plan was adopted in May 2005 to replace the CSI Plan. Accordingly, no additional stock options may be granted under the CSI Plan. The exercise price per share for an incentive stock option could not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for a non-qualified stock option could not be less than 85% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock could not be less than 110% of the fair market value of a share of common stock on the grant date.

The Company may elect at any time to cancel any option granted under the CSI Plan and pay the holder of such option the excess of the fair market value of the shares subject to the option as of the date of such election to cancel over the exercise price set forth in the particular grant agreement.

In the event that an optionee’s employment is terminated by the Company, other than for cause, such optionee may exercise any exercisable options under the CSI Plan for a period of 90 days. In the event that an optionee’s employment is terminated by reason of death, such optionee’s exercisable options may be exercised under the CSI Plan for a period of six months.

1996 Così Sandwich Bar, Inc. Incentive Stock Option Plan

As of April 7, 2006, options to purchase approximately 253,510 shares of common stock are outstanding under the Così Sandwich Bar, Inc. Incentive Stock Option Plan (the “CSB Plan”). No stock options may be granted under the CSB Plan after October 1, 2001. The CSB Plan provided for discretionary grants of incentive stock options to certain key employees. The exercise price per share for an option could not be less than 100% of the fair market value of a share of common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock could not be less than 110% of the fair market value of a share of common stock on the grant date. To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under this CSB Plan and all of the Company’s other incentive stock option plans or those of its subsidiaries) exceeds $100,000, such incentive stock option shall be treated as options that are not incentive stock options. In the event that an optionee’s employment is terminated by the Company, other than for cause, such optionee may exercise any exercisable options under the plan for a period of 30 days. In the event that an optionee’s employment is terminated by reason of death, such optionee may exercise any exercisable options under the CSB Plan for a period of six months. In the event that an optionee’s employment is terminated by the Company for cause, all options held by such optionee are immediately cancelled and the Company may require such optionee to sell to it, at a sales price equal to the lesser of the exercise price and the fair market value of the underlying shares, all shares owned by the optionee that were acquired pursuant to this CSB Plan. The CSB Plan is administered and interpreted by the Board of Directors.

Amended and Restated Così, Inc. Non-Employee Director Stock Option Plan

A total of 250,000 shares of common stock have been reserved for issuance under the Amended and Restated Così, Inc. Non-Employee Director Stock Option Plan. Shares subject to unexercised options granted under the plan that have expired or terminated become available for issuance again under the plan. The Amended and Restated Così, Inc. Non-Employee Director Stock Option Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic and non-discretionary grants of shares of common stock to non-employee directors, (ii) grants of non-qualified stock options to non-employee directors, and (iii) grants of stock appreciation rights (“SARs”) to non-employee directors. On the date of each annual meeting of the Company’s stockholders, each non-employee director shall receive a number of shares of common stock equal to (x) $25,000 divided by (y) the market price of the Company’s common stock as of the date of grant. The Board of Directors has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised, and whether all of the options or SARs may be exercised at one time or in increments; provided, however, that the purchase price of shares subject to a non-qualified stock option shall not be less than 85% of the fair market value of a share of common stock on the grant date. The Board of Directors does not have the authority, discretion, or power to select the directors who will receive shares of common stock or determine the terms of the awards of shares of common stock to be granted pursuant to the plan, the number of shares of common stock to be issued under the plan, or the time at which such awards of shares of common stock are to be granted. Each optionee under the plan may exercise any unexpired options or SARs following a change in control of Così, a sale of substantially all of the assets of Così, or shareholder approval of the dissolution of Così. As of April 7, 2006, a total of 47,850 shares of common stock have been granted to non-employee directors pursuant to the Amended & Restated Così, Inc. Non-Employee Director Stock Option Plan.

Employee Stock Purchase Plan

The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to purchase the Company’s shares through accumulated payroll deductions. The plan provides for the grant of stock options to eligible employees. If the plan is activated by the Compensation Committee, and subject to the terms and conditions of the plan, each employee will be eligible to participate in the plan commencing on the first day of the offering period (as described below) occurring on or after the date on which the employee has been employed by the Company for six months. The plan is administered by the Compensation Committee.

A total of 500,000 shares of common stock are authorized for issuance under the plan. If the plan is activated by the Compensation Committee, any eligible employee could elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. The employee could designate the amount of the payroll deduction in whole percentages, up to 10% of the employee’s compensation for each payroll period in an offering period. In no event would an employee be granted an option under the plan that would permit an employee to purchase shares of common stock under the plan, to the extent that, immediately after the grant, such employee (i) would own common stock and/or hold options to purchase common stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock, or (ii) has the right to purchase common stock during any calendar year having a fair market value in excess of $25,000. Options would be granted at two six-month offering periods in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year would be January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period would be July 1 and December 31, respectively. As of April 7, 2006, the plan has not been activated and no options have been granted under this plan. The price of stock purchased under the plan would be an amount equal to the lesser of 85% of the fair market value of the stock on the date of purchase or on the date of commencement of the applicable offering period.

Executive Contracts and Change-in-Control and Other Arrangements

Employment Agreement with William D. Forrest.  On December 12, 2005, we entered into a new employment agreement with William D. Forrest. Pursuant to this employment agreement, Mr. Forrest will continue to serve as Executive Chairman of the Company through December 31, 2006. After that date, Mr. Forrest will serve as Non-Executive Chairman. Through December 31, 2006, the Company will pay Mr. Forrest an annual base salary of $350,000. For fiscal 2005 and 2006, he will have the ability to earn an annual bonus of up to 100% of his annual base salary. Beginning in 2007, while serving as Non-Executive Chairman, Mr. Forrest will be paid an annual director’s fee equal to three times the normal annual fee paid to other directors, in addition to customary meeting fees. Pursuant to the terms of his employment agreement, we granted to Mr. Forrest 200,000 shares of our authorized but unissued common stock on December 12, 2005, and an additional 40,000 shares on March 30, 2006, all under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. Mr. Forrest’s rights in the shares vested 20% on the grant date and an additional 20% vests annually for a period of four years on the anniversary of the grant date, provided that at each such date Mr. Forrest is still serving as Executive or Non-Executive Chairman. Mr. Forrest may also receive additional grants up to 50,000 shares of our authorized but unissued common stock in fiscal 2007, pursuant to the Così, Inc. 2005 Omnibus Long-Term Incentive Plan and in accordance with terms and conditions prescribed by the Compensation Committee of our Board of Directors, including, without limitation, the timing, vesting, and performance measures applicable to each such grant. All shares issued pursuant to the employment agreement that are not then vested will fully vest upon the termination of his employment by Così without cause (as defined in the employment agreement), or upon a change of control (as defined in the employment agreement). If Mr. Forrest voluntarily terminates his employment or is terminated by Così for cause (as defined in the employment agreement), all unvested shares at the time of termination will be forfeited. Mr. Forrest’s employment agreement also provides for customary confidentiality, non-competition and non-solicitation agreements. The Company will also pay Mr. Forrest 12 months severance if the Company terminates his employment without cause prior to January 1, 2007.

Employment Agreement with Kevin Armstrong.  On May 9, 2005, we entered into an employment agreement with Kevin Armstrong to serve as the Company’s Chief Executive Officer and President. Pursuant to the terms of this employment agreement, we will pay Mr. Armstrong an annual base salary of $350,000. He will also have the ability to earn an annual bonus of up to 100% of his annual base salary. Pursuant to the terms of his employment agreement, we granted to Mr. Armstrong 300,000 shares of our authorized but unissued common stock on May 9, 2005, and an additional 160,000 shares on March 30, 2006, all under the Cosi Inc. 2005 Omnibus Long-Term Incentive Plan. Mr. Armstrong’s rights in the shares vested 20% on the grant date and an additional 20% vests annually for a period of four years on the anniversary of the grant date, provided that at each such date Mr. Armstrong continues to be employed by us. In addition, Mr. Armstrong may also receive additional grants up to an aggregate of 640,000 shares of our authorized but unissued common stock, to be awarded over fiscal years 2007 through 2009, pursuant to the Così, Inc. 2005 Omnibus Long-Term Incentive Plan and in accordance with terms and conditions prescribed by the Compensation Committee of our Board of Directors, including, without limitation, the timing, vesting, and performance measures applicable to each such grant. All shares issued pursuant to this employment agreement that are not then vested will fully vest upon the termination of his employment by Così without cause (as defined in the employment agreement), or upon a change of control (as defined in the employment agreement). If Mr. Armstrong voluntarily terminates his employment or is terminated by Così for cause (as defined in the employment agreement), all unvested shares at the time of termination will be forfeited. Mr. Armstrong is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Mr. Armstrong may participate in the Company’s 401(k) retirement plan, and the Company will match his contributions at 25% up to 4% of his annual base salary. Mr. Armstrong’s employment agreement also provides for customary confidentiality, non-competition, and non-solicitation agreements. The Company will pay Mr. Armstrong 12 months severance if the Company terminates his employment for any reason other than for cause.

Employment Agreement with William Koziel.  On August 17, 2005, the Company entered into an oral at-will employment agreement with Mr. Koziel. Pursuant to the terms of this agreement, Mr. Koziel will serve as Chief Financial Officer and will be paid an annual base salary of $250,000, and he will be eligible to receive a performance bonus of up to 40% of his annual base salary based upon attaining mutually agreed upon performance levels. He will also be eligible to receive restricted stock pursuant to the Così, Inc. 2005 Omnibus Long-Term Incentive Plan. Mr. Koziel is entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. In addition, Mr. Koziel may participate in the Company’s 401(K) retirement plan, and the Company will match his contributions at 25% up to 4% of his annual base salary. Mr. Koziel’s agreement also provides for customary non-competition and non-solicitation agreements. Mr. Koziel’s employment may be terminated by either party at any time for any reason.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company’s equity compensation plans (the “Plans”) and determines awards to be made under the Plans to the Company’s directors, executive officers, and other eligible employees. The Compensation Committee relies on information provided by a retained compensation consultant to determine competitive levels of compensation in the market and in the industry.

The Compensation Committee held sixteen meetings in fiscal 2005. The following Compensation Committee Report describes the considerations that have guided, or will guide, the Compensation Committee in assessing executive compensation.

Philosophy

The goal of the Compensation Committee is to provide competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, reward corporate performance, and recognize individual initiative and achievement. It is anticipated that these policies will help the Company to continue to attract and retain quality personnel and thereby enhance the Company’s long-term profitability and share value.

The Company’s direct compensation program therefore consists of:

•	Base salary (linked to the executive’s role and contributions to the Company);

•	Annual cash bonus for certain executives tied to the Company’s and the individual’s performance; and

•	A long-term incentive compensation program used to focus executive efforts on longer-term performance that will enhance the value delivered to stockholders.

The Company currently pays its executives and targets its executive compensation relative to restaurant industry levels. The Compensation Committee believes this provides the executives with significant incentives to deliver on near term milestones that are important to the Company, as well as to align interests of management with interests of stockholders and further encourage their retention.

2005 Compensation Policies

Base Salary

The base salaries of the Company’s executive officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive’s base salary will be determined after an assessment of his or her sustained performance, current salary in relation to the executive’s job responsibilities, and his or her experience and potential for advancement. In establishing base salaries for the Company’s executive officers, the Compensation Committee may consider several additional factors, including: (i) industry compensation trends, (ii) restaurant industry and job-specific skills and knowledge, (iii) historical and expected contributions to the Company’s performance, and (iv) level, complexity, breadth, and difficulty of duties.

Bonus Program

Eligible executive officers of the Company may also be awarded bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these executive officers and are designed to attract and retain qualified individuals and also to encourage them to meet the Company’s desired performance goals.

Stock Options and Restricted Stock

The Compensation Committee believes that the grants of stock option awards and restricted stock awards are an effective means of advancing the long-term interests of the Company’s stockholders by integrating executive compensation with the long-term value of the Company’s common stock. Awards of restricted stock and stock options to executive officers align the interests of these officers with those of the stockholders and will also further encourage their retention.

Under the Così, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”), the Company may provide long-term executive compensation incentives to more closely align the interests of management with the Company’s stockholders. These incentives may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and any other stock award that may be payable in shares, cash, other securities, or any other form of property as may be determined by the Compensation Committee.

Other Plans

The Company’s officers are eligible to participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

2005 Compensation Decisions

Base Salary

Messrs. Forrest, Armstrong, and Koziel were employed in 2005 pursuant to the agreements described under “Employment Agreements” above. Salary changes for these executives were made pursuant to such agreements. The salaries for the other named executive officers were based on the criteria stated above in the “Compensation Policies” section. The following 2005 annual base salaries were approved for the named executive officers:

		Percentage
	2005	Increase
Named Executive Officer	Base Salary	(2005 vs. 2004)

William D. Forrest	$350,000	17.6%
Kevin Armstrong	$350,000	16.7%
William Koziel	$202,077	n/a (1)
Gilbert Melott	$233,654	7.32%
Paul Seidman	$207,692	12.5%

(1)	Mr. Koziel joined the Company in August 2004 as the Controller. He was appointed Chief Financial Officer in August 2005.

Bonus Program

The Compensation Committee awarded bonuses in 2005 based on the strength of the Company’s new management team, the success of the secondary public offering, the progress made in executing the Company’s growth strategy, and achieving the Company’s financial targets. Bonuses for Messrs. Forrest and Armstrong were each paid at 57.15% of their annual bonus potential based on achieving the Company’s financial targets, growth initiatives, and development goals. Bonuses for Messrs. Koziel, Gilbert, and Seidman were each paid at 100% of their annual bonus potential based on achieving the Company’s financial targets, departmental results, and individual performance objectives.

Stock Options and Restricted Stock

Pursuant to the Omnibus Plan, the Company granted the following restricted stock awards to the named executive officers:

	Number of Shares of	Value of Restricted
Named Executive Officer	Restricted Stock (#)	Stock Awards ($)

William D. Forrest	40,000	$428,000
Kevin Armstrong	160,000	$1,712,000
William Koziel	37,500	$401,250
Gilbert Melott	18,750	$200,625
Paul Seidman	18,750	$200,625

These restricted stock awards were granted at the prevailing market price on the date of grant and typically vest 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years, provided the officer is still employed on each such date.

The Compensation Committee approved long-term incentive restricted stock awards in 2005 based on the strength of the Company’s new management team, the success of the secondary public offering, and the progress made in executing the Company’s growth strategy. Long-term incentive restricted stock awards were granted to

Messrs. Forrest and Armstrong at 80% of their respective annual restricted stock award potential based upon achieving the Company’s financial targets, growth initiatives, and development goals. Long-term incentive restricted stock awards were granted to Messrs. Koziel, Gilbert, and Seidman at 100% of their respective annual restricted stock award potential based upon achieving the Company’s financial targets, departmental results, and individual performance objectives.

Chief Executive Officer and Executive Chairman

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to Executive Chairman and CEO compensation, evaluates the Executive Chairman’s and CEO’s performance in light of those goals and objectives, and recommends to the Board the Executive Chairman’s and CEO’s compensation levels based on this evaluation. The Executive Chairman and CEO each receive an annual base cash salary and an annual target bonus. The annual target bonus is dependent upon (i) the Company meeting its objectives and (ii) the Executive Chairman and CEO meeting any specific objectives set out by the Board for such executives, respectively.

Mr. Forrest’s annual base salary was increased 17.6% over the prior year’s annual base salary, and he received a cash bonus for 2005 of $200,000. In addition, on December 12, 2005, Mr. Forrest was issued 200,000 restricted shares of the Company’s common stock.

Mr. Armstrong’s annual base salary was increased 16.7% over the prior year’s annual base salary, and he received a cash bonus for 2005 of $200,000. In addition, on May 9, 2005, Mr. Armstrong was issued 300,000 restricted shares of the Company’s common stock.

In determining the fairness and adequacy of compensation for Messrs. Armstrong and Forrest, the Compensation Committee considers the Company’s actual financial performance as well as Messrs. Armstrong’s and Forrest’s respective qualifications, background, and prior industry experience. Other factors that guide the Compensation Committee are Messrs. Armstrong’s and Forrest’s ability to lead the Company through its period of management transition, their expected ability to lead the Company through its next stage of development, and the level of compensation of senior executives in similar capacities at other companies within the restaurant industry.

Tax Deductibility of Compensation

Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options and stock incentive units) paid in one year to the named executive officers. The tax deductibility of deferred compensation paid to an executive officer when he is no longer subject to Section 162(m) is not subject to the limitation. There is an exception to the $1,000,000 limitation for performance-based compensation (including stock options and stock incentive units) if certain requirements are satisfied, including stockholder approval. The Company complies with Section 162(m) for annual salary, annual cash incentive awards, and long-term incentives in order to ensure that this compensation will be deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

Conclusion

The Compensation Committee believes that the Company’s Compensation Policies are strongly linked to the Company’s performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company’s Compensation Policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

Respectfully submitted,
The Compensation Committee

Eli Cohen, Chairperson
Robert Merritt
Michael O’Donnell

PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total stockholder return on Così’s common stock with the NASDAQ Composite Index and the Standard  & Poor’s Small Cap Restaurant Index for the period covering Così’s initial public offering on November 22, 2002, through the end of Così’s 2005 fiscal year on January 2, 2006. The Company’s common stock trades on the NASDAQ National Market under the symbol “COSÌ.” The graph assumes an investment of $100.00 made at the opening of trading on November 22, 2002, in (i) Così’s common stock, (ii) the stocks comprising the NASDAQ Composite Index, and (iii) stocks comprising the Standard & Poor’s Small Cap Restaurant Index.

		NASDAQ	S&P Small Cap
Date	Così	Composite Index	Restaurant Index
November 22, 2002	100	100	100
January 2, 2006	109.20	151	159.5

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Così’s directors, executive officers, and 10% stockholders to file reports of ownership and reports of changes in ownership of Così’s common stock and other equity securities with the SEC and the NASDAQ National Market. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Così believes that during fiscal 2005, Così’s directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than late filing of Forms 3 and 4 by each of the following individuals: William D. Forrest (two Form 4s), Kevin Armstrong (one Form 4), Gilbert Melott (one Form 4), William Koziel (one Form 4), Paul Seidman (one Form 4), Peter Lucas (one Form 4), Cynthia Jamison (one Form 4), Garry Stock (one Form 4), and Robert Merritt (Form 3).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes all compensation decisions. The current members of the Compensation Committee are Messrs. Cohen, Merritt, and O’Donnell. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II.	RATIFICATION OF AUDITORS

The Board of Directors has appointed the firm of BDO Seidman, LLP to be the Company’s independent registered public accounting firm for the fiscal year ended January 1, 2007, and recommends to stockholders that they vote for ratification of that appointment.

BDO Seidman, LLP has served in this capacity since August 11, 2004. A representative of BDO Seidman, LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

The appointment of the independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors of Così and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Così will need, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the independent registered public accounting firm.

Before making its recommendation to the Board of Directors for appointment of BDO Seidman, LLP, the Audit Committee carefully considered that firm’s qualifications as independent registered public accounting firm for the Company, which included a review of BDO Seidman, LLP’s performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO Seidman, LLP in these respects.

The Board of Directors recommends a vote “FOR” ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2007.

Change of Auditors

On June 11, 2004, Ernst & Young LLP (“Ernst & Young”) delivered a letter to the Company confirming that it would resign as the Company’s auditor after Ernst & Young’s SAS 100 review of the Company’s financial statements for the quarter ending June 28, 2004. On August 11, 2004, Ernst & Young completed its review of the Company’s Form 10-Q for the quarter ended June 28, 2004, and Ernst & Young’s resignation became effective.

The reports of Ernst & Young on the Company’s financial statement for the year ended December 29, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the year ended December 29, 2003 and through August 11, 2004, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in its report on the Company’s financial statements for such years.

No reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal year ended December 29, 2003 and through August 11, 2004 except that in connection with the completion of the year-end audit, Ernst & Young advised the Company and the Audit Committee that they noted certain matters considered to be significant deficiencies in the design or operation of the Company’s internal controls that, in their judgment, could adversely affect the Company’s ability to record, process, summarize, and report financial data consistent with the assertions of management in the consolidated financial statements. Specifically, Ernst & Young recommended that the Company ensure the timely preparation of accounting reconciliations and analyses, specifically accruals and prepaid assets, and related timely review thereof. Ernst & Young specifically advised the Company and the Audit Committee that none of these conditions are believed to be material weaknesses in the design or operation of the Company’s internal controls.

Ernst & Young’s observations arose from (1) an error in a formula in a spreadsheet that the Company used to keep track of prepaid insurance and (2) the fact that the Company had not yet performed certain year-end account reconciliations specifically related to accruals and prepaid assets by the time Ernst & Young first began their work for the year end audit in January.

In January 2004, Ernst & Young discovered an error in a formula in a spreadsheet that the Company used to keep track of prepaid insurance. This formula was fixed immediately after Ernst & Young reported the discovery of the error to the Company. The information that resulted from the corrected formula increased the Company’s net loss by $170,242.

When Ernst & Young first began their work for the year-end audit in mid January 2004, they noted that the Company had not yet performed certain year-end account reconciliations and analyses specifically related to accruals and prepaid assets. The Company had completed a rights offering on December  29, 2003, was in the process of finalizing its uniform franchising offering circular, and was orienting an entirely new management team to their first year-end closing of the Company’s books. As a result of the foregoing, the Company completed its year-end account reconciliations and related analyses in February 2004.

Even though the Company completed the fourth quarter account reconciliations and related analyses in ample time to comply with the Securities and Exchange Commission’s filing timelines, Ernst & Young suggested that management should have completed the account reconciliations and related analyses earlier. With respect to the Company’s filings for the first fiscal quarter of 2004, the Company believes that it has improved the timely preparation and review of account reconciliations and analyses.

The Company was advised by Ernst & Young that the formula error described above and their belief that the fourth quarter account reconciliations and related analyses should have been completed earlier were the only reportable conditions that Ernst & Young observed in the design or operation of the Company’s internal controls.

The Company’s Audit Committee discussed the above subject matter with Ernst & Young in March 2004 and believes that it took the necessary steps to correct the deficiencies, as of the first quarter 2004, by requiring an additional person to review the type of spreadsheet referred to above and requiring management to complete account reconciliations and analyses as soon as possible in advance of the independent registered public accounting firm’s review thereof.

The Company provided Ernst & Young with a copy of this disclosure prior to its initial filing with the Securities and Exchange Commission. The Company received a letter from Ernst & Young addressed to the Securities and Exchange Commission stating that it agreed with the above statements.

On August 11, 2004, the Audit Committee engaged BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2005.

During the Company’s fiscal year ended December 29, 2003, and the subsequent interim period through and including August 11, 2004, the Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

INDEPENDENT AUDITORS

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services rendered by BDO Seidman, LLP in fiscal 2005 and fiscal 2004 and by Ernst & Young in fiscal 2004. Other than as set forth below, no professional services were rendered or fees billed by BDO Seidman, LLP or by Ernst & Young, LLP during fiscal 2004 or fiscal 2005.

	Fiscal Year 2005			Fiscal Year 2004
			FY			FY
	BDO	Ernst &	2005	BDO	Ernst &	2004
	Seidman, LLP	Young LLP	Total	Seidman, LLP	Young LLP	Total

Audit Fees(1)	$500,175	$73,000	$573,175	$309,660	$248,500	$558,160
Audit-Related Fees	—	—	—	—	—	—
Tax Fees(2)	42,250	—	42,250	—	30,000	30,000
All Other Fees	—	—	—	—	—	—

Total	$542,425	$73,000	$615,425	$309,660	$278,500	$588,160

(1)	Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements and the reviews of the Company’s quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, and fees for issuance of comfort letters, consents, and assistance with and review of documents filed with the SEC.

(2)	Tax fees consist of fees for services rendered to the Company for tax compliance.

Pre-Approved Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related, and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal-control related services, tax services, and other services.

Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Securities Exchange Act of 1934, as amended. The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services.

Prior to engaging BDO Seidman, LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO Seidman, LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and, special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of Così’s Annual Report, which incorporates its Form 10-K for the fiscal year ended January 2, 2006, including audited financial statements set forth therein, was sent to all stockholders of Così along with this Proxy Statement.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Così Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Così, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Così may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Così.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2007 Annual Meeting of Stockholders must submit such proposal to Così no later than December 19, 2006.

In addition, Così’s Amended and Restated By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2007 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to Così’s Secretary not earlier than December 16, 2006, nor later than January 15, 2007. However, in the event that the 2007 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2006 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2007 Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs.

By order of the Board of Directors,

William D. Forrest
Executive Chairman

Dated: April 18, 2006

EXHIBIT A

COSÌ, INC.

BOARD OF DIRECTOR CANDIDATE GUIDELINES

The Nominating/Corporate Governance Committee of Così, Inc. (“Corporation”) identifies, evaluates and recommends candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation’s stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

•	Candidates must be independent pursuant to the requirements of the National Association of Security Dealers (“NASD”).

•	Candidates should be at least 21 years of age.

•	Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

•	Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

•	Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Candidates should have knowledge of the Corporation and issues affecting the Corporation.

•	Candidates should be committed to enhancing stockholder value.

•	Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

•	Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

•	Candidates should have, and be willing to devote, sufficient time to fulfill their obligations to the Corporation and its stockholders.

•	Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

•	Candidates should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

A-1

ANNUAL MEETING OF STOCKHOLDERS OF
COSI, INC.
May 15, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:

NOMINEE:
☐	FOR NOMINEE	Michael O’Donnell

☐	WITHHOLD AUTHORITY FOR NOMINEE
FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of BDO Seidman, LLP, as independent registered public accounting firm.	☐	☐	☐
OTHER MATTERS:
Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COSI, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints William D. Forrest and Kevin Armstrong, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Cosi, Inc. (“Cosi”) to be held at the Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois, on May 15, 2006, at 2:00 p.m. local time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Cosi shown on the other side of this card with all the powers the undersigned would possess if personally thereat.
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEE, AND “FOR” THE RATIFICATION OF THE EXTERNAL AUDITORS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSI SOLICITING PROXIES FOR THE 2006 ANNUAL MEETING.
All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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